Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Amended and Restated 2007 Long Term Incentive Plan of Reata Pharmaceutical, Inc. of our reports dated March 2, 2017, with respect to the consolidated financial statements of Reata Pharmaceutical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

March 2, 2017